Exhibit 32.1

STATEMENT OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL

FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350

In connection with the Annual Report on Form 10-KSB for the period ended December 31, 2003 (the “Form 10-KSB”) of Citizens Bancorp of Virginia, Inc. (the “Company”), I, Mark C. Riley, principal executive officer and principal financial officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a)

the Form 10-KSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-KSB.

By: /s/ Mark C. Riley

Date: March 30, 2004

Mark C. Riley

principal executive officer and

principal financial officer